Ex-8(d)(iv)
AMENDMENT TO
PARTICIPATION AGREEMENT
     The Participation Agreement (the “Agreement”), dated as of April 4, 2001, by and among AIM Variable Insurance Funds, Invesco Aim Distributors, Inc.; Annuity Investors Life Insurance Company, and Great American Advisors, Inc., is hereby amended as follows:
     WHEREAS, effective April 30, 2010, AIM Variable Insurance Funds will be renamed AIM Variable Insurance Funds (Invesco Variable Insurance Funds). All references to AIM Variable Insurance Funds will hereby be deleted and replaced with AIM Variable Insurance Funds (Invesco Variable Insurance Funds);
     WHEREAS, effective April 30, 2010, Invesco Aim Distributors, Inc. will be renamed Invesco Distributors, Inc. All references to Invesco Aim Distributors, Inc. will hereby be deleted and replaced with Invesco Distributors, Inc.
     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:
SCHEDULE A
FUNDS AVAILABLE UNDER THE CONTRACTS
ALL SERIES I SHARES AND SERIES II SHARES OF AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)
ACCOUNTS UTILIZING THE FUNDS
ALL ACCOUNTS UTILIZING THE FUNDS
CONTRACTS FUNDED BY THE ACCOUNTS
ALL CONTRACTS FUNDED BY THE ACCOUNTS

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
Effective date: April 30, 2010

AIM VARIABLE INSURANCE FUNDS (INVESCO VARIABLE INSURANCE FUNDS)

Attest:	/s/ Peter Davidson		By:	/s/ John M. Zerr
	Name:	Peter Davidson		Name:	John M. Zerr
	Title:	Assistant Secretary		Title:	Senior Vice President

INVESCO DISTRIBUTORS, INC.

Attest:	/s/ Peter Davidson		By:	/s/ John S. Cooper
	Name:	Peter Davidson		Name:	John S. Cooper
	Title:	Assistant Secretary		Title:	President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

Attest:	/s/ Donna Tarkington		By:	/s/ John P. Gruber
	Name:	DONNA TARKINGTON		Name:	John P. Gruber
	Title:	ADMINISTRATIVE COORDINATOR		Title:	Senior Vice President

GREAT AMERICAN ADVISORS, INC.

Attest:	/s/ Robin Fluharty		By:	/s/ James L. Henderson
	Name:	Robin Fluharty		Name:	James L. Henderson
	Title:	Administrative Asst.		Title:	President & CEO

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